earnings presentation • First Quarter 2023 Exhibit 99.2

forward looking statements disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

forward looking statements disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2021, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

1Q 2023 results 130th Consecutive Quarter of Profitability 4 • EOP assets decreased $69.4 million compared to the linked quarter to $16.9 billion • EOP loans increased $134.4 million compared to the linked quarter to $10.4 billion • Average deposits increased $179.8 million compared to the linked quarter to $12.8 billion • EOP investment securities decreased $25.2 million compared to the linked quarter Balance Sheet Profitability Asset Quality Income Statement Capital • Noninterest income - $55.5 million; $55.4 million as adjusted1 • Noninterest expense - $116.7 million; $114.6 million as adjusted1 • Efficiency ratio - 54.31%. Adjusted1 efficiency ratio – 53.35% • Effective tax rate of 19.7%. Adjusted1 effective tax rate of 19.8% • Net interest income - $159.3 million • Net interest margin of 4.51% on a GAAP basis; 4.55% on a fully tax equivalent basis1 • Net income - $70.4 million or $0.74 per diluted share. Adjusted1 net income - $71.9 million or $0.76 per diluted share • Return on average assets - 1.69%. Adjusted 1 return on average assets – 1.72% • Return on average shareholders’ equity - 13.71%. Adjusted1 return on average shareholders’ equity - 14.01% • Return on average tangible common equity - 29.02%1. Adjusted1 return on average tangible common equity - 29.64% • Provision expense - $10.5 million • Net charge-offs – $0.0 million. NCOs / Avg. Loans – 0.00% annualized • Classified Assets / Total Assets - 0.94% • NPA / Total Assets – 0.21% • ACL / Total Loans – 1.36% • Total capital ratio – 13.66% • Tier 1 common equity ratio – 11.00% • Tangible common equity ratio – 6.47%. Adjusted1 Tangible common equity ratio– 8.54% • Tangible book value per share – $10.76 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

1Q 2023 highlights • Quarterly earnings driven by strong net interest margin and record fee income • Adjusted1 earnings per share - $0.76 • Adjusted1 return on assets - 1.72% • Adjusted1 pre-tax, pre-provision return on assets – 2.40% • Adjusted1 return on average tangible common equity – 29.64% • End of period loan balances increased during the period, in line with expectations • EOP loan balances increased $134.4 million compared to the linked quarter; 5.3% on an annualized basis • Growth included a $52.8 million increase in residential mortgage loans; a $39.0 million increase in C&I; and a $37.8 million increase in finance leases • Total average deposit balances increased $179.8 million, or 5.8% annualized • $661.5 million increase in brokered CDs offset declines in transactional accounts due to seasonal trends and rate pressures • $108.7 million increase in retail CDs • Seasonal decline in public fund balances of $184.3 million • Decline of $227.7 million in noninterest bearing deposit balances from linked quarter • Average noninterest bearing deposits were 30.9% of average total deposits at March 31, 2023 • Net interest margin (FTE) increased 8 bps, in line with expectations • 8 bp increase from fourth quarter driven by increasing asset yields • 62 bp increase in loan yields offset 49 bp increase in cost of deposits • Record adjusted1 noninterest income of $55.4 million • Record leasing business revenue of $13.7 million, an increase of $2.5 million, or 22.8% compared to linked quarter • Strong foreign exchange income of $16.9 million, a decrease of $2.7 million, or 13.8%, from linked quarter • Record trust and wealth management fees of $6.3 million • Adjusted1 for $0.1 million gain on investment securities 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 5

1Q 2023 highlights • Adjusted1 noninterest expense of $114.6 million, a 2.4% decline from fourth quarter • Adjusted1 for $0.5 million of contract termination costs as well as $1.6 million of other costs not expected to recur such as acquisition, severance and branch consolidation costs • $7.7 million decline from fourth quarter driven by lower professional services, tax credit investment write-downs, charitable contributions, and incentive costs • Efficiency ratio of 54.3%; 53.3% as adjusted1 • Allowance for credit loss (ACL) and provision expense increased compared to linked quarter • Total ACL of $161.8 million; provision expense of $10.5 million o Loans and leases - ACL of $141.6 million; 1.36% of total loans o Unfunded Commitments - ACL of $20.2 million • Increase in provision expense driven by loan growth, slowing prepayments and economic forecasts • NPA to total assets of 0.21% • De minimis net charge-offs for the quarter • Nonaccrual loans of $34.6 million; $6.0 million increase compared to linked quarter • Classified assets increased $30.8 million to $159.0 million due to primarily to the downgrade of three relationships • Capital ratios in excess of targets • Total capital ratio of 13.66% • Tier 1 common equity of 11.00%; 17 basis point increase from linked quarter • Tangible book value increased by $0.79, or 8%, to $10.76 due to strong earnings • Tangible common equity increased 52 bps to 6.47%; 8.54%1 excluding ($328.1) million of AOCI • No shares repurchased in first quarter 6 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. .

adjusted net income[1]

The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance.

	1Q 2023			4Q 2022		
	As Reported	Adjusted [1]		As Reported	Adjusted [1]	
Net interest income	$ 159,318	$ 159,318		$ 157,896	$ 157,896	
Provision for credit losses-loans and leases	$ 8,644	$ 8,644		$ 8,689	$ 8,689	
Provision for credit losses-unfunded commitments	$ 1,835	$ 1,835		$ 1,341	$ 1,341	
Noninterest income	$ 55,543	$ 55,543		$ 56,035	$ 56,035	
less: gains (losses) on security transactions	-	121	A	-	922	A
Total noninterest income	$ 55,543	$ 55,422		$ 56,035	$ 55,113	
Noninterest expense	$ 116,693	$ 116,693		$ 124,442	$ 124,442	
less: tax credit investment	-	104	A	-	6,406	A
less: Summit acquistion costs	-	31	A	-	149	A
less: other	-	2,000	A	-	558	A
Total noninterest expense	$ 116,693	$ 114,558		$ 124,442	$ 117,329	
Income before income taxes	$ 87,689	$ 89,703		$ 79,459	$ 85,650	
Income tax expense	$ 17,286	$ 17,286		$ 10,373	$ 10,373	
plus: after-tax impact of tax credit investment @ 21%	-	82		-	5,061	
plus: tax effect of adjustments (A) @ 21% statutory rate	-	423		-	1,300	
Total income tax expense	$ 17,286	$ 17,791		$ 10,373	$ 16,734	
Net income	$ 70,403	$ 71,912		$ 69,086	$ 68,916	
Net earnings per share - diluted	$ 0.74	$ 0.76		$ 0.73	$ 0.73	
Pre-tax, pre-provision return on average assets	2.35%	2.40%		2.12%	2.26%	

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

first financial bancorp

7

EQUAL OPPORTUNITY LENDER FDIC

profitability 8 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.74$0.73 $0.59$0.55 $0.44 $0.76 $0.73 $0.61 $0.56 $0.46 1Q234Q223Q222Q221Q22 Diluted EPS Adjusted EPS 1 29.02%29.93% 22.29%20.68% 14.93% 29.64%29.86% 23.12% 21.26% 15.75% 1Q234Q223Q222Q221Q22 ROATCE Adjusted ROATCE 1 69.6% 61.8% 69.3% 58.2% 54.3% 67.7% 60.9% 58.5% 55.1% 53.3% 1Q22 2Q22 3Q22 4Q22 1Q23 Efficiency Ratio Adjusted Efficiency Ratio1 1.69%1.63% 1.35%1.28% 1.03% 1.72%1.63% 1.40% 1.31% 1.09% 1Q234Q223Q222Q221Q22 ROA Adjusted ROA1

net interest income & margin 9 Net Interest Margin (FTE) 1Q23 NIM (FTE) Progression Net Interest Income All dollars shown in millions 4Q22 4.47% Asset yields/mix 0.55% Deposit & funding costs/mix -0.51% Accretion/other 0.04% 1Q23 4.55% 4.39%4.28% 3.78% 3.24% 2.93% 0.12% 0.15% 0.12% 0.11% 0.11% 0.04% 0.04% 0.07% 0.08% 0.07% 4.55% 4.47% 3.98% 3.45% 3.16% 1Q234Q223Q222Q221Q22 Basic Margin (FTE) Loan Fees Loan Accretion PPP Fees $4.3$5.0 $4.2 $3.9 $3.7 $1.1$1.2 $2.3 $2.6 $2.2 $0.6 $1.7 $159.3$157.9 $137.9 $117.0 $106.3 1Q234Q223Q222Q221Q22 Loan Fees Loan Accretion PPP Interest/Fees

average balance sheet 10 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and loan accretion $3,635$3,705$4,003$4,118$4,308 3.94%3.68% 3.11% 2.78%2.50% 1Q234Q223Q222Q221Q22 Average Investment Securities Investment Securities Yield $10,373$10,059$9,597$9,368$9,267 6.63% 6.01% 5.05% 4.16% 3.82% 1Q234Q223Q222Q221Q22 Gross Loans Loan Yield (Gross) 1 $12,812$12,632$12,371$12,538$12,784 1.00% 0.51% 0.20% 0.09%0.08% 1Q234Q223Q222Q221Q22 Total Deposits Cost of Deposits

11 1NII – Year 1 impact, represents percentage change for immediate parallel changes in rates 2Reflects percentage of loans classified as variable rate and repricing in ≤ 1yr, hybrid variable rate repricing in > 1yr, or fixed rate, including loans held for sale 3Schedule reflects remaining maturity or repricing frequency for all fixed rate loans or hybrid variable rate loans repricing in > 1yr, including loans held for sale asset sensitive balance sheet position Net Interest Income Sensitivity 1 Loans - Variable Exposure2 Fixed/Hybrid Years to Maturity/Repricing3 11% 7% 8% 74% ≤1 yr 1-2 yrs 2-3 yrs > 3 yrs -6.3% 4.3% 7.7% -100 bps +100 bps +200 bps Variable ≤ 1yr 65% Hybrid > 1yr 7% Fixed 28%

liquidity and beta profile 12 1Historical data adjusted for the merger with MainSource Financial Group, Inc. using the sum of the individual components. Historical Deposit and Loan Betas1 Total Deposit Beta Loan Beta Liquidity Trends 24% 33% 21% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 1Q22-1Q23 Fed Cycle (+475bps) 53% 77% 65% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 1Q22-1Q23 Fed Cycle (+475bps) 28% 29% 30% 29% 28% 26% 25% 24% 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 Cash + Securities / Assets 76% 74% 72% 72% 77% 79% 81% 82% 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 Loans / Deposits Ratio

13 Borrowing Capacity • Interest-bearing deposits with other banks of $306 million • Investment securities portfolio: • 98% of investment portfolio classified as available-for-sale • $704 million of expected cash flow from securities portfolio in next 12 months • $278 million of securities available to be sold at breakeven • $676 million of floating rate securities with minimal losses • Portfolio duration of 4.4 years at 3/31 borrowing capacity & cash/investment liquidity Cash/Investment Liquidity (dollars shown in thousands) FHLB borrowing availability 488,174$ Fed Discount Window availability 952,015 Brokered CDs/Deposit placement services 2,116,732 Fed funds 1,688,000 Total as of March 31, 2023 5,244,922$

loan portfolio 14 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) All dollars shown in millions Total growth/(decline): $134.4 million ICRE $3,542 34% Commercial & Small Business Banking $3,367 32% Oak Street $666 6% Franchise $259 3% Summit $391 4% Consumer $959 9% Mortgage $1,246 12% Other $3 0% Total $10.4 Billion $16.4 $5.4 -$3.7 -$16.5 $84.1 -$14.1 $62.9 -$0.1 ICRE Commercial & Small Business Banking Oak Street Franchise Summit Consumer Mortgage Other

loan concentrations 15 C&I and Owner Occupied CRE Loans by Sector1 Investor CRE Loans by Property Type All dollars shown in millions 1 Excludes Summit Funding Group NAICS Sector 3/31/23 % of Total Loans Real Estate and Rental and Leasing $784.8 7.61% Finance and Insurance 771.9 7.49% Manufacturing 592.1 5.75% Accommodation and Food Services 333.3 3.23% Health Care and Social Assistance 261.3 2.54% Construction 222.2 2.16% Professional, Scientific, and Technical Services 204.2 1.98% Retail Trade 189.5 1.84% Other Services (except Public Administration) 167.3 1.62% Agriculture, Forestry, Fishing and Hunting 148.3 1.44% Wholesale Trade 135.1 1.31% Transportation and Warehousing 129.4 1.26% Administrative and Support and Waste Management 89.2 0.87% Arts, Entertainment, and Recreation 72.6 0.70% Public Administration 63.5 0.62% Other 131.3 1.27% Grand Total $4,295.9 41.68% Property Type 3/31/23 % of Total Loans Residential Multi Family 5+ $958.8 9.30% Retail Property 808.0 7.84% Office 499.2 4.84% Industrial 401.9 3.90% Hospital/Nursing Home 359.7 3.49% Hotel 275.4 2.67% Land 83.7 0.81% Residential 1-4 Family 79.5 0.77% Other Real Estate 47.6 0.46% Other 28.3 0.27% Grand Total $3,542.2 34.37%

area of focus - office portfolio (non-owner occupied)1 16 Office Property Type 1 all graphs depicted on this slide only include office loans greater than $2.5 million All dollars shown in millions • $499 million balance represents 4.8% of total loan portfolio • $100 million are less than $2.5 million individually; 100% pass risk rating • $399 managed by investor real estate line of business • Average LTV of 64% • Majority of exposure is in our metro markets and secured by suburban Class A & Class B assets with recourse to the sponsor • No exposure to gateway cities • $9 million rated substandard or worse Office Property Footprint Office Property Market $266 67% $128 32% $5 1% Suburban Urban Small Market $344 86% $39 10% $16 4% General Office Medical Mixed Use $298 75% $101 25% Footprint Out of Footprint

deposits 17 Deposit Product Mix (Avg) 1Q23 Average Deposit Progression All dollars shown in millions Total growth/(decline): $179.8 million -$227.7 -$99.7 -$39.6 -$39.1 $108.7 $661.5 -$184.3 Noninterest-bearing Interest-bearing demand Savings Money Markets Retail CDs Brokered CDs Public Funds Noninterest- bearing $3,788 30% Interest-bearing demand $1,691 13% Savings $1,359 11% Money Markets $2,074 16% Retail CDs $950 7% Brokered CDs $1,108 9% Public Funds $1,842 14% Total $12.8 billion average deposit trends 18 All dollars shown in millions, except for uninsured deposits, which are shown in billions Business Public Funds Personal Uninsured Deposits $5,903$5,910 $6,095 $6,232$6,171 $5,986 1Q234Q223Q222Q221Q224Q21 $3,881 $4,133$4,052$4,051 $4,192$4,300 1Q234Q223Q222Q221Q224Q21 $1,842 $2,026$2,005$2,082$2,121$2,109 1Q234Q223Q222Q221Q224Q21 Uninsured deposits (per call report instructions) 4,937$ Less: Public funds 1,591 Less: Intercompany deposits 462 Adjusted uninsured deposits 2,885 Borrowing capacity 5,245 Borrowing capacity in excess of adjusted uninsured deposits $ 2,360 Borrowing capacity as a % of adjusted uninsured deposits 181.8% Adjusted uninsured deposits to total deposits 22.8%

noninterest income 19 Noninterest Income 1Q23 Highlights All dollars shown in thousands • Total fee income 25.9% of net revenue • Foreign exchange income of $16.9 million; decreased $2.7 million, or 13.8%, from record fourth quarter • Record leasing business income of $13.7 million; increased $2.5 million, or 22.8%, from the linked quarter • Record trust and wealth management fees of $6.3 million increased $0.7 million, or 12.1%, from the linked quarter • Deposit service charge income of $6.5 million; increased $0.1 million, or 1.7%, from the linked quarter • Mortgage banking income of $2.3 million; increased $0.1 million, or 5.8%, from the linked quarter • Client derivative income of $1.0 million; $0.8 million, or 44.8%, decrease from the linked quarter Service Charges $6,514 12% Wealth Mgmt $6,334 11% Bankcard income $3,592 7% Client derivative fees $1,005 2% Foreign exchange income $16,898 30% Leasing business income $13,664 25% Mortgage origination income $2,335 4% Other $5,201 9% Total $55.5 million noninterest expense 20 Noninterest Expense 1Q23 Highlights All dollars shown in thousands • Core expenses decreased due to fewer professional services expenses in the current period as well as elevated incentive costs and charitable donations in the fourth quarter • Adjustments include: • $0.5 million of contract termination costs • $1.6 million of other costs not expected to recur such as acquisition, branch consolidation and severance costs Salaries and benefits $72,254 62% Occupancy and equipment $9,002 8% Data processing $9,020 8% Professional services $1,946 1% Intangible amortization $2,600 2% Leasing business expense $7,938 7% Other $13,933 12% Total $116.7 million current expected credit losses - loans and leases

ACL / Total Loans


1.34%
1.25%
1.27%
1.29%
1.36%
$124.1
$117.9
$124.1
$133.0
$141.6
1Q22
2Q22
3Q22
4Q22
1Q23
Allowance for Credit Losses
ACL / Total Loans

1Q23 Highlights

- $161.8 million combined ACL; $10.5 million combined provision expense
- $141.6 million ACL – loans and leases; increase driven by loan growth, slower prepayment rates and economic forecasts; 1.36% of loan balances
- Utilized Moody's March baseline forecast in quantitative model
- $20.2 million ACL – unfunded commitments

ACL by Loan Type

	1Q22	2Q22	3Q22	4Q22	1Q23
Loans					
Commercial and industrial	$ 37,783	$ 39,179	$ 41,032	$ 42,313	$ 45,905
Lease financing	2,093	2,212	2,450	3,571	3,950
Real estate -construction	11,410	11,965	14,046	13,527	13,646
Real estate - commercial	51,512	39,856	38,071	41,106	42,020
Real estate - residential	6,152	7,383	9,422	12,684	15,536
Home equity	9,676	10,980	11,620	12,447	13,380
Installment	1,075	1,189	4,855	4,945	4,693
Credit card	4,429	5,121	2,600	2,384	2,461
ACL-loan and lease losses	$ 124,130	$ 117,885	$ 124,096	$ 132,977	$ 141,591
ACL-unfunded commitments	$ 13,179	$ 16,661	$ 17,046	$ 18,388	$ 20,223

All dollars shown in thousands

FIRST
first financial bancorp

21

EQUAL OPPORTUNITY LENDER FDIC

asset quality 22 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense1 . 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions $159.0 $128.1 $115.0$119.8 $106.8 0.94% 0.75% 0.69%0.74% 0.67% 1Q234Q223Q222Q221Q22 Classified Assets Classified Assets / Total Assets $34.8 $39.8 $47.4$50.2$53.6 0.21%0.23%0.28%0.31%0.33% 1Q234Q223Q222Q221Q22 NPAs NPAs / Total Assets $2.3 $2.0 $1.7 $(0.2) $0.0 -$5.8 -$0.8 $8.3 $10.0 $10.5 0.00%-0.01% 0.07%0.08%0.10% 1Q22 2Q22 3Q22 4Q22 1Q23 NCOs Provision Expense NCOs / Average Loans

capital 23 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 3/31 Risk Weighted Assets = $13,025,552 All capital numbers are considered preliminary. 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Adjusted TCE excludes impact from AOCI Tier 1 Capital Ratio 11.00%10.83%10.82%10.91%10.87% 7.00% 1Q234Q223Q222Q221Q22 Tier 1 Common Equity Ratio Basel III minimum 11.34%11.17%11.17%11.28%11.24% 8.50% 1Q234Q223Q222Q221Q22 Tier 1 Capital Ratio Basel III minimum 13.66%13.64%13.73%13.94%13.97% 10.50% 1Q234Q223Q222Q221Q22 Total Capital Ratio Basel III minimum 6.95% 6.40% 5.79% 5.95% 6.47% 7.90% 8.01% 8.07% 8.20% 8.54% 1Q22 2Q22 3Q22 4Q22 1Q23 TCE ratio Adjusted TCE ratio1 capital ratios including all unrealized losses1 24 Tier 1 Common Equity Ratio Total Capital Ratio 3/31 Risk Weighted Assets = $13,025,552 All capital numbers are considered preliminary. 1 Assumes Company holds cash proceeds of securities sales Tier 1 Capital Ratio 9.37%8.93%8.83% 9.90% 10.78% 7.00% 1Q234Q223Q222Q221Q22 Tier 1 Common Equity Ratio Basel III minimum1 9.74%9.30%9.21% 10.30% 11.19% 8.50% 1Q234Q223Q222Q221Q22 Tier 1 Capital Ratio Basel III minimum1 12.23%11.96%11.99% 13.22% 14.18% 10.50% 1Q234Q223Q222Q221Q22 Total Capital Ratio Basel III minimum1 capital strategy 25 Strategy & Deployment Tangible Book Value Per Share • 4.2% annualized dividend yield • 30.9% of 1Q23 earnings returned to shareholders through common dividend • Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios • Common dividend expected to remain unchanged in near-term • No shares repurchased in 1Q23; no plans to repurchase shares in near- term• 8% increase in TBV per share driven by strong earnings during the period $10.76 $9.97 $9.48 $10.27 $10.97 1Q234Q223Q222Q221Q22 Tangible Book Value per Share

outlook commentary1 • Loan balances to grow mid single digits in near-term • Deposit balances to stabilize in near-term • Investment portfolio to decline as loan portfolio grows 26 • Expected to be $118 - 120 million • Stable excluding growth in leasing business expense • Incentive expense will fluctuate with fee income Noninterest Expense Net Interest Margin Balance Sheet Credit • Continued stability in credit quality trends • ACL coverage expected to be slightly higher • Uncertainty regarding inflation and macroeconomic environment Noninterest Income • Total fee income expected to be $57 - 59 million • Modestly lower excluding growth in leasing business income 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. • Expected to be 4.35% - 4.45% with additional 25 bp Fed Funds hike in May • Uncertainty remains around Fed Funds path, deposit repricing, loan growth Capital • Expect to maintain dividend at current levels

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 27 appendix: non-GAAP measures appendix: non-GAAP to GAAP reconciliation 28 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent Mar. 31, Dec. 31, Sep. 30, June 30, Mar. 31, 2023 2022 2022 2022 2022 Net interest income 159,318$ 157,896$ 137,892$ 117,010$ 106,345$ Tax equivalent adjustment 1,424 1,553 1,712 1,625 1,467 Net interest income - tax equivalent 160,742$ 159,449$ 139,604$ 118,635$ 107,812$ Average earning assets 14,326,645$ 14,136,477$ 13,917,815$ 13,780,243$ 13,848,596$ Net interest margin1 4.51% 4.43% 3.93% 3.41% 3.11 % Net interest margin (fully tax equivalent)1 4.55% 4.47% 3.98% 3.45% 3.16 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended, Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	June 30, 2022	Mar. 31, 2022
Net income (a)	$ 70,403	$ 69,086	$ 55,705	$ 51,520	$ 41,301
Average total shareholders' equity	2,082,210	2,009,564	2,089,179	2,099,670	2,225,495
Less:					
Goodwill	(1,005,713)	(998,575)	(999,690)	(999,958)	(1,000,238)
Other intangibles	(92,587)	(95,256)	(97,781)	(100,354)	(103,033)
Average tangible equity (b)	983,910	915,733	991,708	999,358	1,122,224
Total shareholders' equity	2,121,496	2,041,373	1,994,132	2,068,670	2,137,445
Less:					
Goodwill	(1,005,738)	(1,001,507)	(998,422)	(999,959)	(999,959)
Other intangibles	(91,169)	(93,919)	(96,528)	(99,019)	(101,673)
Ending tangible equity (c)	1,024,589	945,947	899,182	969,692	1,035,813
Less:					
AOCI	(328,059)	(358,663)	(354,570)	(243,328)	(142,477)
Ending tangible equity less AOCI (d)	1,352,648	1,304,610	1,253,752	1,213,020	1,178,290
Total assets	16,933,884	17,003,316	16,623,793	16,243,714	16,009,150
Less:					
Goodwill	(1,005,738)	(1,001,507)	(998,422)	(999,959)	(999,959)
Other intangibles	(91,169)	(93,919)	(96,528)	(99,019)	(101,673)
Ending tangible assets (e)	15,836,977	15,907,890	15,528,843	15,144,736	14,907,518
Risk-weighted assets (f)	13,025,552	12,923,233	12,467,422	11,982,860	11,705,447
Total average assets	16,942,999	16,767,598	16,385,989	16,185,978	16,184,919
Less:					
Goodwill	(1,005,713)	(998,575)	(999,690)	(999,958)	(1,000,238)
Other intangibles	(92,587)	(95,256)	(97,781)	(100,354)	(103,033)
Average tangible assets (g)	$ 15,844,699	$ 15,673,767	$ 15,288,518	$ 15,085,666	$ 15,081,648
Ending shares outstanding (h)	95,190,406	94,891,099	94,833,964	94,448,792	94,451,496
Ratios					
Return on average tangible shareholders' equity (a)/(b)	29.02%	29.93%	22.29%	20.68%	14.93%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(e)	6.47%	5.95%	5.79%	6.40%	6.95%
Risk-weighted assets (c)/(f)	7.87%	7.32%	7.21%	8.09%	8.85%
Ending tangible equity excluding AOCI as a percent of:					
Ending tangible assets (d)/(e)	8.54%	8.20%	8.07%	8.01%	7.90%
Average tangible equity as a percent of average tangible assets (b)/(g)	6.21%	5.84%	6.49%	6.62%	7.44%
Tangible book value per share (c)/(h)	$ 10.76	$ 9.97	$ 9.48	$ 10.27	$ 10.97

fIRST
first financial bancorp

All dollars shown in thousands

29

EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	1Q23 As Reported	1Q23 Adjusted	4Q22 As Reported	4Q22 Adjusted	3Q22 As Reported	3Q22 Adjusted	2Q22 As Reported	2Q22 Adjusted
Net interest income (f)	$ 159,318	$ 159,318	$ 157,896	$ 157,896	$ 137,892	$ 137,892	$ 117,010	$ 117,010
Provision for credit losses-loans and leases (j)	8,644	8,644	8,689	8,689	7,898	7,898	(4,267)	(4,267)
Provision for credit losses-unfunded commitments (j)	1,835	1,835	1,341	1,341	386	386	3,481	3,481
Noninterest income	55,543	55,543	56,035	56,035	42,534	42,534	49,778	49,778
less: gains (losses) on security transactions		121		922		(880)		(1,054)
less: other		-		-		-		-
Total noninterest income (g)	55,543	55,422	56,035	55,113	42,534	43,414	49,778	50,832
Noninterest expense	116,693	116,693	124,442	124,442	125,068	125,068	103,034	103,034
less: tax credit investments		104		6,406		17,212		104
less: Summit acquisition costs		31		149		76		100
less: Other		2,000		558		1,671		666
Total noninterest expense (e)	116,693	114,558	124,442	117,329	125,068	106,109	103,034	102,164
Income before income taxes (i)	87,689	89,703	79,459	85,650	47,074	66,913	64,540	66,464
Income tax expense	17,286	17,286	10,373	10,373	(8,631)	(8,631)	13,020	13,020
plus: tax effect of adjustments		82		5,061		13,598		82
plus: after-tax impact of tax credit investments @ 21%		423		1,300		4,166		404
Total income tax expense (h)	17,286	17,791	10,373	16,734	(8,631)	9,133	13,020	13,506
Net income (a)	$ 70,403	$ 71,912	$ 69,086	$ 68,916	$ 55,705	$ 57,780	$ 51,520	$ 52,958
Average diluted shares (b)	95,190	95,190	94,832	94,832	94,794	94,794	94,450	94,450
Average assets (c)	16,942,999	16,942,999	16,767,598	16,767,598	16,385,989	16,385,989	16,185,978	16,185,978
Average shareholders' equity	2,082,210	2,082,210	2,009,564	2,009,564	2,089,179	2,089,179	2,099,670	2,099,670
Less:								
Goodwill and other intangibles	(1,098,300)	(1,098,300)	(1,093,831)	(1,093,831)	(1,097,471)	(1,097,471)	(1,100,312)	(1,100,312)
Average tangible equity (d)	983,910	983,910	915,733	915,733	991,708	991,708	999,358	999,358
Ratios								
Net earnings per share - diluted (a)/(b)	$ 0.74	$ 0.76	$ 0.73	$ 0.73	$ 0.59	$ 0.61	$ 0.55	$ 0.56
Return on average assets - (a)/(c)	1.69%	1.72%	1.63%	1.63%	1.35%	1.40%	1.28%	1.31%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	2.35%	2.40%	2.12%	2.26%	1.34%	1.82%	1.58%	1.63%
Return on average tangible shareholders' equity - (a)/(d)	29.02%	29.64%	29.93%	29.86%	22.29%	23.12%	20.68%	21.26%
Efficiency ratio - (e)/((f)+(g))	54.3%	53.3%	58.2%	55.1%	69.3%	58.5%	61.8%	60.9%
Effective tax rate - (h)/(i)	19.7%	19.8%	13.1%	19.5%	-18.3%	13.6%	20.2%	20.3%

All dollars shown in thousands

FIRST
first financial bancorp

30

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

31 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202